Exhibit 15.2

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Form 20-F of our report dated September 16, 2024 relating to the financial statements of Scage Future appearing in this Form 20-F. We also consent to the reference to us under the heading “Experts” in such Form 20-F.

/s/ Marcum Asia CPAs LLP

Beijing, the People’s Republic of China

July 3, 2025

BEIJING OFFICE ● Units 06-09 ● 46th Floor ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District ● Beijing ● 100004

Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.com